Exhibit 99.1

Combined Consolidated Financial Statements of

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Index to Financial Statements

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.:	Page

Report of Independent Auditors	F-4

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets as of December 31, 2006 and 2005	F-5

Combined Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-6

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-7

Combined Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-8

Notes to Combined Consolidated Financial Statements for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-9

Combined Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006 (unaudited)	F-34

Combined Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006 (unaudited)	F-35

Combined Consolidated Statement of Changes in Partners’ Equity for the nine months ended September 30, 2007 (unaudited)	F-36

Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited)	F-37

Notes to Combined Consolidated Financial Statements for the nine months ended September 30, 2007 and 2006 (unaudited)	F-38

F-i

RLJ Urban Lodging Fund, L.P. and RLJ
Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004

TABLE OF CONTENTS

Page(s)

Report of Independent Auditors	F-4

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets as of December 31, 2006 and 2005	F-5

Combined Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-6

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-7

Combined Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-8

Notes to Combined Consolidated Financial Statements	F-9 through F-31

Report of Independent Auditors

To the Partners of

RLJ Urban Lodging Fund, L.P. and RLJ

Urban Lodging Fund (P.F. #1), L.P.

In our opinion, the accompanying combined consolidated balance sheets and the related combined consolidated statements of operations, of changes in partners’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P. (collectively the “RLJ Funds”) at  December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the RLJ Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, VA

March 23, 2007

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Balance Sheets

December 31, 2006 and 2005

(Dollars in thousands )

	December 31,
	2006	2005
Assets
Investment in hotel properties, net	$514,732	$550,454
Hotels held for sale or sold	328	9,264
Cash and cash equivalents	20,023	15,657
Restricted cash reserves	8,897	5,904
Hotel receivables, net of allowance of $35 and $191, respectively	3,184	5,514
Deferred financing costs, net	2,059	2,481
Prepaid expenses and other assets	4,851	6,018
Total assets	$554,074	$595,292
Liabilities and Partners’ Equity
Borrowings under credit facility	$1,696	$9,500
Mortgage loans	350,196	363,699
Liabilities of hotels held for sale or sold	156	408
Accounts payable and accrued expense	15,826	16,819
Advance deposits	372	233
Accrued interest	1,711	1,822
Total liabilities	369,957	392,481
Partners’ Equity
Partners’ capital	96,435	200,666
Series A preferred shares, no par value, 12.5%, 220 shares authorized, issued and outstanding	57	57
Accumulated other comprehensive income	1,084	1,860
Retained earnings	86,541	228

Total partners’ equity	184,117	202,811

Total liabilities and partners’ equity	$554,074	$595,292

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Operations

For the years ended December 31, 2006 and 2005 and

for the period from August 26, 2004 through December 31,

2004(Dollars in thousands)

	For the years ended December 31,		For the period from August 26, 2004 through December 31,
	2005	2006	2004
Revenue
Hotel operating revenue
Room revenue	$108,854	$35,318	$768
Food and beverage revenue	15,569	8,719	537
Other operating department revenue	5,030	1,823	51
Total hotel operating revenue	129,453	45,860	1,356
Other income	1,543	559	—
Total revenue	130,996	46,419	1,356
Expense
Hotel operating expense
Room	23,771	8,777	281
Food and beverage	11,726	6,793	441
Other direct	2,772	804	25
Other indirect	40,536	15,149	434
Total hotel operating expense	78,805	31,523	1,181
Depreciation and other amortization	17,737	5,414	205
Real estate and personal property tax, ground rent and insurance	6,420	2,239	74
General and administrative	1,122	766	100
Organization costs	—	—	857
Total operating expense	104,084	39,942	2,417
Operating income	26,912	6,477	(1,061)
Other income	98	(58)	—
Interest income	599	194	—
Interest expense	(21,719)	(8,397)	(483)
Income (loss) before discontinued operations	5,890	(1,784)	(1,544)
Income from discontinued operations including 2006 gain on sale of $76,418	80,437	3,685	(116)
Net income	86,327	1,901	(1,660)
Distributions to preferred shareholders	(14)	(13)	—
Net income available to partners	$86,313	$1,888	$(1,660)

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit)

For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in thousands)

	Partners’ capital	Preferred shares	Accumulated other comprehensive income	Retained earnings (deficit)	Total partners’ equity (deficit)

Balance at August 26, 2004	$—	$—	$—	$—	$—
Unrealized gain on interest rate derivatives	—	—	359	—	359
Net loss	—	—	—	(1,660)	(1,660)
Balance at December 31, 2004	$—	$—	$359	$(1,660)	$(1,301)

Components of comprehensive income:
Net income	—	—	—	1,901	1,901
Net unrealized gain on interest rate derivatives	—	—	1,501	—	1,501
Total comprehensive income			1,860		3,402
Partners’ contributions	204,227	—	—	—	204,227
Partners’ distributions	(3,561)	—	—	—	(3,561)
Issuance of preferred shares, net of offering costs of $53	—	57	—	—	57
Distributions to preferred shareholders	—	—	—	(13)	(13)
Balance at December 31, 2005	$200,666	$57	$1,860	$228	$202,811

Components of comprehensive income:
Net income	—	—	—	86,327	86,327
Reclassification adjustment for gains included in net income	—	—	98	—	98
Net unrealized loss on interest rate derivatives	—	—	(874)	—	(874)
Total comprehensive income			1,084		85,551
Partners’ contributions	53,200	—	—	—	53,200
Partners’ distributions	(157,431)	—	—	—	(157,431)
Distributions to preferred shareholders	—	—	—	(14)	(14)
Balance at December 31, 2006	$96,435	$57	$1,084	$86,541	$184,117

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Cash Flows

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands)

	For the year ended December 31,		For the period From August 24 Through December 31
	2006	2005	2004
Cash flows from operating activities
Net income (loss)	$86,327	$1,901	$(1,660)
Adjustments to reconcile net income to cash flow provided by (used in) operating activities
Gain on sale of properties	(76,418)	—	—
Depreciation and amortization	20,189	8,879	422
Amortization of deferred financing costs	1,545	665	62
Unrealized gain (loss) on interest rate swaps	(98)	58	—
Changes in assets and liabilities:
Hotel receivables, net	2,878	(3,102)	(222)
Prepaid expenses and other Assets	895	1,326	(1,427)
Accounts payable and accrued expenses	(3,844)	(6,814)	677
Due to affiliates	—	(41)	41
Funding of real estate tax and insurance escrows	(598)	(1,038)	—
Proceeds of real estate tax and insurance escrows	4,447	1,817	—
Advance deposits	348	(78)	48
Accrued interest	433	1,228	540
Net cash flow provided by (used in) operating activities	36,104	4,801	(1,519)
Cash flows from investing activities
Acquisition of hotel properties, net of cash acquired	(88,652)	(408,209)	(122,126)
Improvements and additions to hotel properties	(35,670)	(5,360)	(206)
Proceeds from sale of properties	225,980	—	—
Funding of restricted cash reserves	(17,661)	(3,492)	(99)
Proceeds from restricted cash reserves	10,498	482	—
Net cash flow provided by (used in) investing activities	94,495	(416,579)	(122,431)
Cash flows from financing activities
Borrowings under credit facility	82,645	139,150	49,975
Repayment under credit facility	(90,449)	(179,625)	—
Proceeds from mortgage loans	98,276	266,712	77,700
Payment of mortgage principal	(111,778)	(29)	—
Proceeds from partner contributions	53,200	204,227	—
Payment of limited partner distributions	(157,431)	(3,561)	—
Net proceeds from issuance of preferred shares	—	57	—
Payment of preferred shareholder distributions	(14)	(13)	—
Payment of deferred financing costs	(682)	(2,085)	(1,123)
Net cash flow (used in) provided by financing activities	(126,233)	424,833	126,552
Net change in cash and cash equivalents	4,366	13,055	2,602
Cash and cash equivalents, beginning of period	15,657	2,602	—
Cash and cash equivalents, end of period	$20,023	$15,657	$2,602

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

1.     Organization

RLJ Urban Lodging Funds (the “RLJ Funds”) comprises RLJ Urban Lodging Fund, L.P. (the “Initial Fund”), which was formed in the state of Delaware on August 26, 2004, and RLJ Urban Lodging Fund (P.F. #1), L.P. (the “Parallel Fund”), which was formed in the state of Delaware on November 4, 2004. The General Partner of the RLJ Funds is RLJ Capital Partners, LLC (the “General Partner”), a Delaware corporation. The RLJ Funds will continue until October 22, 2011, unless sooner dissolved pursuant to the terms of the Partnership Agreements or by operation of law. The terms of the partnerships may be extended one year by the General Partner with the consent of the limited partners.

The RLJ Funds were formed to acquire, own, hold for investment and ultimately dispose of upscale, focused or limited-service hotels and compact full-service hotels serving urban markets in the United States of America, Canada and Puerto Rico. The Parallel Fund was organized to operate identically to the Initial Fund, sharing ratably in all investments. The Initial Fund and the Parallel Fund are separate companies that do not have ownership interest in each other; however, through their respective wholly-owned subsidiaries, they jointly own a 100% interest in RLJ Urban Lodging Master, LLC (the “Master Company”).

The Initial Fund owns a 100% interest in RLJ Urban Lodging REIT, LLC (the “Initial REIT”). The Initial REIT is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Parallel Fund owns a 100% interest in RLJ Urban Lodging REIT (P.F. #1), LLC (the “Parallel REIT”). The Parallel REIT is a real estate investment trust as defined in the Code. The Initial REIT and the Parallel REIT are collectively referred to as the “Investment REITs.”

Each investment made by the RLJ Funds is made through the Investment REITs. The Investment REITs make investments through the Master Company, which was organized in the state of Delaware on November 16, 2004. The Initial REIT and the Parallel REIT each own a percentage of the Master Company in proportion to the capital contributions made to the Initial Fund and the Parallel Fund, respectively. Together, the Investment REITs own a 100% interest in the Master Company. Substantially all of the RLJ Funds’ and Investment REITs’ assets are held by, and all of their operations are conducted through, the Master Company or a wholly-owned subsidiary of the Master Company.

The RLJ Funds had no operations prior to October 22, 2004, at which time the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (the “LP Agreement”) became effective. On December 1, 2004, the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (P.F. #1) (the “LP PF1 Agreement”) became effective. Collectively, both agreements are referred to as the “LP Agreements.” On December 17, 2004, March 31, 2005 and April 5, 2005 (final close), the Initial Fund completed subsequent closings, admitting additional limited partners to the partnership.

As of December 31, 2006, the RLJ Funds owned interests in 18 hotels with 3,364 suites/rooms located in Alabama, Arizona, Colorado, Georgia, Illinois, Maryland, Massachusetts, New York, Ohio, Texas and the District of Columbia. The RLJ Funds, through wholly-owned subsidiaries, own 100% equity interests in all of the hotels. All of the hotels are leased to the Master Company’s taxable REIT subsidiary, RLJ Urban Lodging REIT Sub, Inc. (the “REIT Sub”), or a wholly-owned subsidiary of the REIT Sub. Each hotel is leased under a participating lease that provides for rental payments equal to the greater of (i) a base rent or

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

(ii) a percentage rent based on hotel revenues. An independent hotel operator manages each hotel. Lease revenue from the REIT Sub and its wholly-owned subsidiaries is eliminated in consolidation.

2.     Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The combined consolidated financial statements include the accounts of the RLJ Funds and their wholly-owned subsidiaries (the Investment REITs, the Master Company and its subsidiaries and the REIT Sub and its subsidiaries). All significant inter-company balances and transactions have been eliminated in consolidation.

The Initial Fund and the Parallel Fund are separate entities that do not have ownership interest in each other but are under the common control of the General Partner and, likewise, the Initial REIT and the Parallel REIT are separate companies that do not have ownership interest in each other. The consolidated financial statements of the Initial Fund and the Parallel Fund have been combined based on their common control and to provide useful information regarding the combined and shared businesses and operations of the RLJ Funds.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Approximately 99% to 100% of the RLJ Funds’ revenue comprises hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments (such as telephone, parking and business centers). These revenues are recorded net of any sales and occupancy taxes collected from guests. All rebates or discounts are recorded as a reduction in revenue, and there are no material contingent obligations with respect to rebates and discounts offered by the hotels. All revenues are recorded on an accrual basis as earned. Appropriate allowances are made for doubtful accounts and are recorded as bad debt expense. Cash received prior to guest arrival is recorded as an advance from the guest and recognized as revenue at the time of occupancy. The remaining revenue is from guaranteed payments pursuant to certain management agreements. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds earned approximately $1.5 million, $559 and zero, respectively, from Marriott International related to certain provisions in the management agreement for the Residence Inn by Marriott Boston/Cambridge hotel that guarantees a certain return to the RLJ Funds for a three year period ending in November, 2008.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Incentive payments received pursuant to entry into management agreements are deferred and amortized into income over the life of the respective agreements. For the year ended December 31, 2005, the RLJ Funds received incentive payments of approximately $3.3 million related to purchasing hotels and entering into or amending management agreements with Marriott International for management of the Residence Inn by Marriott Boston/Cambridge and the Residence Inn Poughkeepsie hotels, which will be recognized over the remaining terms of the management agreements. As of December 31, 2006 and 2005, the amounts remaining to be recognized are $3.1 million and $3.3 million, respectively. The RLJ Funds received no incentive payments during the year ended December 31, 2006.

Fair Value of Financial Instruments

Fair value is determined by using available market information and appropriate valuation methodologies. The RLJ Funds’ financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, borrowings under the credit facility, mortgage loans, swaps and caps. Due to their short maturities, cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at amounts that reasonably approximate fair value. As borrowings under the credit facility and the variable rate mortgages bear interest at variable market rates, carrying values approximate market value at December 31, 2006 and 2005. Fair value of interest rate swaps and caps are estimated at amounts that the RLJ Funds would receive or pay to terminate the agreements at the reporting dates, taking into consideration interest rates and the credit worthiness of the counter parties. At December 31, 2006 and 2005, the market value of the fixed rate mortgages approximated fair value as the interest rates associated with the borrowings approximated the market rate available for similar types of borrowing arrangements for the RLJ Funds.

Investment in Hotel Properties

Hotel acquisitions consist almost exclusively of land, building, furniture, fixtures and equipment and inventory. The RLJ Funds allocate the purchase price among these asset classes based on their respective fair values in accordance with Statement of Financial Accounting Standards, or SFAS, 141, “Business Combinations.” When the RLJ Funds acquire properties, they acquire them for use. The only intangible assets typically acquired consist of miscellaneous operating agreements, all of which are short-term in nature and which are at market rates. The RLJ Funds do not generally acquire any significant in-place leases or other intangible assets (e.g., management agreements, franchise agreements or trademarks) when hotels are acquired. In conjunction with the acquisition of a hotel, the RLJ Funds typically negotiate new franchise and management agreements with the selected brand and manager.

The RLJ Funds’ investments in hotel properties are carried at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to five years for furniture, fixtures and equipment. Maintenance and repairs are expensed and major renewals or improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts and the related gain or loss included in operations.

The RLJ Funds review the carrying value of each hotel whenever events or changes in circumstances indicate that a hotel’s carrying value may not be recoverable. If facts or circumstances support the possibility of impairment, the RLJ Funds will estimate the undiscounted future cash flows, without

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value. The RLJ Funds do not believe that there are any facts or circumstances indicating impairment of any of their investments in hotels.

The RLJ Funds consider each individual hotel to be an identifiable component of the business. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the RLJ Funds do not consider a hotel as “held for sale” until it is probable that the sale will be completed within one year and the other requisite criteria for such classification have been met. Once a hotel is designated as “held for sale” the operations for that hotel are included in discontinued operations.

The RLJ Funds do not depreciate hotel assets so long as they are classified as “held for sale.” Upon designation of a hotel as being “held for sale,” and quarterly thereafter, the RLJ Funds review the carrying value of the hotel and, as appropriate, adjust its carrying value to the lesser of depreciated cost or fair value, less cost to sell, in accordance with SFAS 144. Any such adjustment in the carrying value of a hotel classified as “held for sale” is reflected in discontinued operations. The RLJ Funds include in discontinued operations the operating results of those hotels that are classified as “held for sale” or that have been sold.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash Reserves

All cash that is required to be maintained in a reserve escrow account by a management agreement and/or a mortgage agreement for replacement of furniture, fixtures and equipment and funding of real estate taxes and insurance is considered to be restricted cash reserves.

Deferred Financing Fees

Deferred financing fees relate to costs incurred to obtain long-term financing of hotel properties. Deferred financing fees are recorded at cost and are amortized using the straight-line method, which approximates the effective interest method, over the respective terms of the mortgage loans that are collateralized by the hotel properties and over the term of the credit facility and are included as a component of interest expense. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively, $1.5 million, $665 and $62 of amortization expense was recorded as a component of interest expense. Additionally, any remaining deferred financing fees from previous debt at the time that debt is extinguished and/or refinanced are reclassified to interest expense at the time of the extinguishment/ refinancing. During 2006, $326 of deferred financing costs relating to the extinguishment and/or refinancing of debt was reclassified to interest expense. Accumulated amortization at December 31, 2006 and 2005 was approximately $1.6 million and $728, respectively.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Comprehensive Income

In connection with the RLJ Funds’ adoption of SFAS 133, the RLJ Funds apply the provisions of SFAS 130 “Reporting Comprehensive Income,” which requires reporting and displaying certain information related to comprehensive income. Comprehensive income includes net income and other comprehensive income. Other comprehensive income is comprised of unrealized gains and losses resulting from hedging activities.

Advertising Costs

The RLJ Funds expense advertising costs as incurred. Advertising expense, exclusive of advertising expense related to discontinued operations, was $613, $135 and $40 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively, and is included in other indirect hotel operating expense.

Pre-acquisition Costs

The RLJ Funds incur pre-acquisition costs during their review of potential property acquisitions, including legal fees, architectural costs, environmental reviews and market studies. These costs are included in prepaid expenses and other current assets until the property is either acquired or the deal is abandoned. Pre-acquisition costs related to properties that are acquired are reclassified to investment in hotel properties at the time of acquisition. Pre-acquisition costs related to deals that are abandoned are expensed to general and administrative expense at the time of abandonment.

Derivative/Financial Instruments

In the normal course of business, the RLJ Funds are exposed to the effects of interest rate changes. As of December 31, 2006, approximately 1.4% of the RLJ Funds’ borrowings were subject to variable rates. The RLJ Funds limit the risks associated with interest rate changes by following the RLJ Funds’ established risk management policies and procedures, including the use of derivatives. The RLJ Funds utilize derivative financial instruments to manage, or hedge, interest rate risk. The RLJ Funds attempt to require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential in order to qualify for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.

The RLJ Funds utilize a variety of borrowing vehicles including a credit facility and medium and long-term financings. To reduce the RLJ Funds susceptibility to interest rate variability, the RLJ Funds use interest rate instruments, typically interest rate swaps, to convert a portion of variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized in interest expense over the life of the contracts. Interest rate swap agreements contain a credit risk that counterparties may be unable to fulfill the terms of the agreement. The RLJ Funds have minimized that risk by evaluating the creditworthiness of our counterparties, who are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Gains and losses on swap agreements determined to be effective hedges are reported in other comprehensive income and are reclassified to earnings in the period in which earnings are affected by the underlying hedged item. The ineffective portion of all hedged items is recognized in earnings in the current period. At December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the effective aggregate fair value of approximately $1.1 million, $1.9 million and $359, respectively, of the swap agreements was recorded in the accompanying combined consolidated financial statements in prepaid expenses and other assets.

Distributions

The RLJ Funds are required to make quarterly distributions to the General Partner and limited partners in accordance with the LPAgreements. Distributable proceeds are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests and then distributed to each partner (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner. As of December 31, 2006, an aggregate of approximately $161.0 million had been distributed to partners.

The RLJ Funds, through wholly-owned subsidiaries, make distributions to preferred shareholders semi-annually on June 30 and December 31 each year. As of December 31, 2006, an aggregate of approximately $27 had been distributed to preferred shareholders.

Allocation of Profits and Losses

Profits and losses of the RLJ Funds are allocated to the General Partner and limited partners in accordance with the LPAgreements. Profits and losses are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner.

Income Taxes

The Investment REITs have elected to be taxed as real estate investment trusts under Sections 856 through 860 of the Internal Revenue Code commencing with their taxable years ended December 31, 2004. To qualify as a REIT, each Investment REIT must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the qualification for taxation as REITs. As REITs, the Investment REITs generally are not subject to federal corporate income tax on that portion of net income that is currently distributed to owners. If the Investment REITs fail to qualify for taxation as a REIT in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. As a wholly-owned taxable REIT subsidiary of the Master Company, the REIT Sub is required to pay income taxes at the applicable rates.

The Initial Fund and the Parallel Fund have made no provision for federal or state income taxes (other than the provisions consolidated from wholly-owned subsidiaries), since the profits and losses are reported by the individual partners.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109,” (“FIN 48”) effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position when it is more likely than not, based on its technical merits, that the position will be sustained upon examination and the cumulative effect of the change in accounting principle is to be recorded as an adjustment to opening retained earnings. The RLJ Funds are currently evaluating the effect of adopting FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurement,” (“SFAS 157”) effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The RLJ Funds do not believe adoption of SFAS 157 will have a material impact on the RLJ Funds’ financial position, results of operations or cash flows.

3.              Acquisition of Hotel Properties

On November 4, 2004, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 220-room Doubletree Hotel Washington, D.C. (formerly the Washington terrace Hotel), located near Scott Circle in Washington, D.C., for a total cost of approximately $44.7 million.  Davidson Hotel Company has been engaged to manage the hotel.  The acquisition was financed using borrowings on the credit facility and proceeds from a $27.5 million mortgage agreement.

On November 4, 2004, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 200-room Residence Inn Anaheim Resort Area, located in Garden Grove, California, for a total cost of approximately $37 million and a 100% interest in the 192-room Residence Inn San Diego-Mission Valley, located in San Diego, California, for a total costs of approximately $40.7 million.  Both hotels were purchased from subsidiaries of RLJ Development, LLC, a related party.  RLJ Development, LLC purchased both properties on September 22, 2004 with the intent of selling these properties to the RLJ Funds as soon as practical, in accordance with terms and conditions of the LP Agreements.  Tarsadia Hotels has been engaged to manage and operate the hotels.  The RLJ Funds assumed the existing $51.7 million mortgage loan and financed the remainder of the purchase with borrowings on the credit facility. On April 20, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 140-room Courtyard by Marriott Fort Meade at National Business Park for a total cost of approximately $22.2 million. The hotel is located in Annapolis Junction, Maryland, in close proximity to the Baltimore Washington International Airport. Hospitality Partners

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $14.4 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 230-room Hilton Suites Anaheim/Orange hotel for a total cost of approximately $22.7 million. The hotel is located in Orange, California. Tarsadia Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $13.7 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 226-room Hilton Suites Phoenix hotel for a total cost of approximately $31.2 million. The hotel is located in Phoenix, Arizona. Hilton Hotels Corporation has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $23.2 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 216-room Embassy Suites Hotel Cleveland-Beachwood for a total cost of approximately $18.7 million. The hotel is located in Beachwood, Ohio. Davidson Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $15.5 million mortgage loan agreement.

On June 15, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 287-room Atlanta Marriott Century Center hotel for a total cost of approximately $11.3 million. The hotel is located in Atlanta, Georgia. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective September 9, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a mortgage loan agreement of approximately $7.7 million.

On June 29, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 113-room Marriott Chicago at Medical District/UIC hotel for a total cost of approximately $19.8 million. The hotel is located in Chicago, Illinois. Davidson Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective July 7, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a $13.0 million mortgage loan agreement.

On August 17, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 99-room Lincoln Suites hotel for a total cost of approximately $9.0 million. The hotel is located in Washington, D.C. Hospitality Partners has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility.

On September 15, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 300-room Hilton Garden Inn Washington, D.C. Downtown for a total cost of approximately $88.1 million. The hotel is located in Washington, D.C. Urgo Hotels has been engaged to manage the hotel. The acquisition was financed using proceeds from a $61.0 million mortgage loan agreement.

On September 28, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 188-suite Residence Inn Inner Harbor for a total cost of approximately $40.0 million. The hotel is located in the Inner Harbor East Area of Baltimore, Maryland. Urgo Hotels has been engaged to manage

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

the hotel. The acquisition was financed by assuming the $19.3 million existing debt and borrowings on the credit facility.

On October 6, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 223-room Embassy Suites Hotel Baltimore-North for a total cost of approximately $17.4 million. The hotel is located in Hunt Valley, Maryland. Hilton Hotels Corporation has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective October 26, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for approximately $11.2 million.

On October 7, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 122-room Courtyard Birmingham Downtown UAB for a total cost of approximately $15.9 million. The hotel is located adjacent to the University of Alabama at Birmingham in Birmingham, Alabama. Noble Investment Group has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective October 17, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for $10.5 million.

On October 28, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 309-room Hilton Ontario Airport hotel for a total cost of approximately $41.5 million. The hotel is located just over a mile from the Ontario International Airport in Ontario, California. Tarsadia Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a mortgage loan agreement for approximately $27.5 million.

On November 4, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 221-room Residence Inn by Marriott Boston/Cambridge hotel for a total cost of approximately $65.2 million. The hotel is located adjacent to the Massachusetts Institute of Technology, in Cambridge Massachusetts. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $44.0 million mortgage loan agreement.

On November 16, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 128-room Residence Inn Poughkeepsie hotel for a total cost of approximately $20.2 million. The hotel is located in Poughkeepsie, New York on the Hudson River, midway between New York City and Albany, New York. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective November 29, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for approximately $13.4 million.

On December 2, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 148-room Hampton Inn & Suites Denver Downtown hotel for a total cost of approximately $18.3 million. The hotel is located in Denver, Colorado. Stonebridge Realty Advisors, Inc. has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a mortgage loan agreement of approximately $11.9 million.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

On February 1, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 154-room Hilton Garden Inn Colorado Springs hotel for a total cost of approximately $12.6 million, excluding financing fees. The hotel is located in Colorado Springs, Colorado. White Lodging Services was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $8.9 million that is collateralized by the hotel and borrowings on the credit facility.

On March 16, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 155-room Doubletree Guest Suites Atlanta-Galleria hotel for a total cost of approximately $11.6 million, excluding financing fees. The hotel is located in Atlanta, Georgia. Noble Investment Group was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $7.6 million that is collateralized by the hotel and borrowings on the credit facility.

On May 22, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 162-room Homewood Suites Near the Galleria hotel for a total cost of approximately $23.6 million, excluding financing fees. The hotel is located in Houston, Texas. White Lodging Services was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $15.5 million that is collateralized by the hotel and borrowings on the credit facility.

On July 26, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 158-room Boston/Medford AmeriSuites hotel for a total cost of approximately $16.1 million, excluding financing fees. The hotel is located in Medford, Massachusetts. The hotel is undergoing conversion to a Hyatt Place hotel, which is expected to complete by mid- 2007. Select Hotels Group, LLC, an affiliate of Hyatt Hotels, was engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

On August 28, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 203-room Courtyard Fort Worth Downtown/Blackstone hotel for a total cost of approximately $26.0 million, excluding financing fees. The hotel is located in Fort Worth, Texas. Marriott International was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $16.1 million that is collateralized by the property and borrowings on the credit facility.

The combined allocation of the total costs to the acquired assets based on their fair values was as follows:

	December 31,
	2006	2005
Land	$12,792	$61,666
Building	72,240	356,947
Furniture, fixtures, and equipment	4,969	22,100
Assets acquired	$90,001	$440,713

4.              Discontinued Operations

Effective December 8, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Lincoln Suites hotel, which was acquired in August of 2005, with expected net sales proceeds of approximately $14.5 million. The asset was classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the asset of approximately $300 and $1.7 million, respectively, comprised primarily of hotel operating revenues, and loss before income tax expense related to the asset of $21, $482 and zero, respectively, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 are included in discontinued operations. Prior year amounts in the statements of operations have been reclassified to conform with the current presentation. On February 7, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Lincoln Suites hotel for $14.5 million, resulting in a gain of approximately $5.4 million.

Effective July 21, 2006, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport with expected net sale proceeds of approximately $215.0 million. The assets were classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the assets of approximately $32.8 million, $26.0 million and $1.2 million, respectively, comprised primarily of hotel operating revenues, and income (loss) before income tax expense related to the assets of $4.0 million, $3.2 million and $(116), respectively, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 are included in discontinued operations. As of December 31, 2006, the balances in assets and liabilities of hotels held for sale or sold include the remaining accounts receivables and trade payables related to these hotels. Prior year amounts

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

in the statements of operations have been reclassified to conform with the current presentation. On October 4, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport for $215.0 million, resulting in a gain of approximately $71.0 million.

The RLJ Funds allocate interest expense to discontinued operations for debt that is to be assumed or required to be repaid as a result of the disposal transaction. The RLJ Funds allocated $4.7 million, $3.9 million and $272 in interest expense to discontinued operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively.

5.              Investment in Hotel Properties

Investment in hotel properties as of December 31, 2006 and 2005 consisted of the following:

	December 31,
	2006	2005
Land	$71,827	$79,054
Buildings and improvements	408,724	447,128
Furniture, fixtures and equipment	57,503	33,459
Accumulated depreciation	538,054	559,641
	(23,322)	(9,187)
Investment in hotel properties, net	$514,732	$550,454

Total depreciation expense, including depreciation related to discontinued operations, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  was $20.2 million, $8.7 million and $422, respectively.

6.              Long-Term Debt

Credit facility

The RLJ Funds, through wholly-owned subsidiaries, maintain a credit facility that provided for maximum borrowings of up to $125.0 million. Effective April 28, 2006 and September 25, 2006, the RLJ Funds reduced the maximum borrowings allowed to $65.0 million and $45.0 million, respectively. The credit facility is collateralized by the partners’ committed and uncalled capital of the RLJ Funds and is guaranteed by the RLJ Funds. The credit facility matured on October 27, 2006. Effective September 25, 2006, the RLJ Funds exercised their option to extend the credit facility for one additional year, extending the credit facility maturity date to October 27, 2007.

Borrowings under the credit facility bear interest at variable rates equal to the London InterBank Offered Rate plus a margin of 0.875%. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the weighted average interest rate for borrowings under the credit facility was approximately 6.0%, 4.1% and 3.1%, respectively. The RLJ Funds incurred interest expense related to the credit facility of approximately $572, $1.6 million and $177 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively. Additionally, there is an unused commitment fee of 0.175% of the unused portion of the credit facility. The RLJ Funds incurred an unused commitment fee of approximately $120, $78 and $13 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

through December 31, 2004, respectively. At December 31, 2006 and 2005, respectively, the RLJ Funds had approximately $1.7 million and $9.5 million in outstanding borrowings under the credit facility and approximately $40.6 million and $47.0 million available for borrowing.

Mortgage Loans

As of December 31, 2006 and 2005, the RLJ Funds are subject to the following mortgage loans:

Property	Lender	Interest Rate at December 31, 2006		Date of Borrowing	Maturity	Principal Balance at December 31,
					Date	2006	2005
Residence Inn Anaheim Resort Area	Wells Fargo	n/a		n/a	n/a	$—	$24,525
Residence Inn San Diego-Mission Valley	Wells Fargo	n/a		n/a	n/a	—	27,175
Doubletree Hotel Washington D.C.	Wells Fargo	5.75%	(i)(vi)	4/4/2004	11/4/2007	26,702	26,067
Courtyard Fort Meade at National Business Park	Wells Fargo	6.84%	(i)(viii)	4/20/2005	4/20/2008	14,400	14,400
Hilton Suites Anaheim/Orange	Capmark	n/a		n/a	n/a	—	13,700
Hilton Suites Phoenix	Capmark	5.40%	(vii)	6/14/2005	7/1/2010	23,200	23,200
Embassy Suites Hotel Cleveland-Beachwood	Capmark	5.40%	(vii)	6/14/2005	7/1/2010	15,500	15,500
Marriott Chicago at Medical District/UIC	Capmark	5.50%	(i)(v)	7/7/2005	7/7/2008	13,000	13,000
Atlanta Marriott Century Center	Wells Fargo	6.50%	(ii)(v)	9/9/2005	9/1/2008	16,705	7,731
Hilton Garden Inn Downtown Washington D.C.	Capmark	5.45%	(v)	9/15/2005	9/15/2015	61,000	61,000
Hampton Inn & Suites Denver Downtown	Capmark	6.69%	(i)(v)	12/2/2005	1/9/2009	11,880	11,880
Residence Inn Inner Harbor	Capmark	6.11%	(iii)(v)	7/19/2006	8/9/2008	28,280	19,288
Courtyard Birmingham Downtown UAB	Wachovia Securities	6.45%	(ix)	10/14/2005	10/17/2008	10,500	10,500
Embassy Suites Hotel Baltimore-North	Wells Fargo	6.61%	(iv)(v)	10/26/2005	10/26/2008	12,991	11,213
Hilton Ontario Airport	Wells Fargo	n/a		n/a	n/a	—	27,170
Residence Inn Poughkeepsie	Capmark	6.20%	(i)(v)	11/6/2005	12/9/2008	13,350	13,350
Residence Inn by Marriott Boston/Cambridge	Capmark	6.70%	(i)(v)	10/4/2005	11/4/2008	44,000	44,000
Hilton Garden Inn Colorado Springs	Capmark	5.99%	(v)	2/1/2006	3/1/2011	8,850	—
Doubletree Guest Suites Atlanta-Galleria	Wells Fargo	6.94%	(i)(v)	3/16/2006	3/16/2009	7,712	—
Homewood Suites Near the Galleria	Capmark	7.00%	(i)(v)	5/22/2006	5/22/2009	15,500	—
Boston/Medford AmeriSuites	Capmark	7.10%	(i)(v)	8/11/2006	8/11/2009	10,610	—
Courtyard Fort Worth Downtown/Blackstone	Capmark	6.93%		8/25/2006	12/1/2013	16,016	—
						$350,196	$363,699

(i)	Variable interest rate that is effectively fixed by a swap agreement.
(ii)	Variable interest rate; $7.3 million is effectively fixed by a swap agreement
(iii)	Variable interest rate; $10.5 million is effectively fixed by a swap agreement
(iv)	Variable interest rate; $11.2 million is effectively fixed by a swap agreement
(v)	Monthly interest only with no principal reductions
(vi)	Monthly interest only payments through 2006; quarterly principal payments due thereafter
(vii)	Monthly interest only payments through July 2007; monthly principal payments due thereafter
(viii)	Monthly interest only payments through June 2008; quarterly principal payments due thereafter
(ix)	Monthly interest only payments through September 2010; monthly principal payments due thereafter

Each mortgage loan is collateralized by the respective property, and all of the mortgage loans allow for prepayment without penalty after the first 12 to 60 months of the term.

As of December 31, 2006, future minimum principal payments on mortgage notes are as follows:

2007	$27,010
2008	153,586
2009	46,088
2010	38,975
2011	9,308
Thereafter	75,229
$350,196

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Each mortgage agreement is subject to customary financial covenants. As of December 31, 2006 and 2005, the RLJ Funds were in compliance with all required debt covenants and related amendments.

7.              Commitments and Contingencies

Ground Leases

The Courtyard Birmingham Downtown UAB hotel and the Atlanta Century Center hotel are subject to ground leases with terms extending out to 2033 and 2058, respectively. Ground lease expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $150, $199 and zero, respectively. Future minimum ground lease payments are as follows:

2007	$104
2008	104
2009	104
2010	104
2011	104
Thereafter	3,006
$3,526

Restricted Cash Reserves

The RLJ Funds are obligated to maintain reserve funds for capital expenditures at the hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements and/or mortgage agreements. The management agreements and/or mortgage agreements require the RLJ Funds to reserve restricted cash ranging from 2% to 5% of the individual hotel’s revenues and maintain the reserves in restricted cash reserve escrows. Amounts will be capitalized as incurred. Any unexpended amounts will remain the property of the RLJ Funds upon termination of the management agreements. Additionally, some mortgage agreements require the RLJ Funds to reserve restricted cash for the periodic payment of real estate taxes and insurance. As of December 31, 2006 and 2005, respectively, approximately $8.9 million and $5.9 million was available in restricted cash reserves for future capital expenditures, real estate taxes and insurance.

Management Agreements

The RLJ Funds’ hotel properties are operated pursuant to long-term agreements with terms ranging from five to 40 years, with nine management companies, including Davidson Hotel Company (three hotels), Hilton Hotels Corporation (two hotels), Hospitality Partners (one hotel), Marriott International (four hotels), Noble Investment Group (two hotels), Urgo Hotels (two hotels), Select Hotels Group, LLC, an affiliate of Hyatt Hotels (one hotel), Stonebridge Realty Advisors (one hotel) and White Lodging Services (two hotels). Each management company receives a base management fee generally between 2.0% and 7.0% of hotel revenues. The management companies are also eligible to receive an incentive management fee, if hotel operating income, as defined in the management agreements, exceeds certain thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the RLJ Funds have received a priority return on their investment in the hotel. Total management fee expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $5.1 million, $2.2 million $34, respectively and is included in other indirect operating expense.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

Franchise Agreements

As of December 31, 2006, 12 of the RLJ Funds’ 18 hotels are operated under franchise agreements. The remaining six hotels, including the Hilton Suites Phoenix, Atlanta Marriott Century Center, Embassy Suites Hotel Baltimore-North, Residence Inn by Marriott Boston/Cambridge, Residence Inn Poughkeepsie and Courtyard Fort Worth Downtown/Blackstone are managed by Hilton Hotels Corporation or Marriott International. The management agreements for these hotels allow the property to operate under the respective brand. Pursuant to the franchise and management agreements, the RLJ Funds pay a royalty fee, generally between 2.0% and 5.5% of room revenues, plus additional fees for marketing, central reservation systems and other franchisor costs that amount to between 2.0% and 10.0% of room revenues from the hotels. Total franchise fee expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $8.1 million, $3.1 million and $11, respectively and is included in other indirect operating expense.

Completion Commitment

The RLJ Funds, through wholly-owned subsidiaries, are subject to approximately $1.3 million in completion guarantees with a mortgage holder guarantying the payment of certain future hotel renovations. The RLJ Funds anticipate that these hotel renovations will be complete and the guarantees will be terminated by early 2008.

Litigation

Neither the RLJ Funds nor any of its subsidiaries are currently involved in any regulatory or legal proceedings that management believes will have a material adverse effect on the financial position, operations or liquidity of the RLJ Funds.

8.              Partners’ Equity

Partners’ Capital

As of December 31, 2006, partners had made aggregate capital contributions of approximately $257.4 million. In addition, $8.6 million of advisory fees, which reduce limited partner capital commitments, have been paid by the limited partners to the General Partner (see note 10). Accordingly, 84.3% of total capital commitments have been deployed. As of December 31, 2006, the RLJ Funds had made aggregate distributions to partners of approximately $161.0 million.

As of December 31, 2006 and 2005, the General Partner had a capital account balance of $186 and $335, respectively.

Series A Preferred Shares

On January 19, 2005, the Investment REITs (through the Initial REIT and the Parallel REIT) completed two private offerings of 110 shares each (220 shares in the aggregate) of 12.5% cumulative non-voting preferred shares for an aggregate amount of $110. The shares have no par value and have a liquidation value of $500 per share. Dividends are paid semi-annually on June 30 and December 31. The shares are redeemable by the Initial REIT and the Parallel REIT, respectively, for the liquidation value plus

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004

(Dollars in thousands, except per share data)

accumulated and unpaid dividends plus, if redeemed before 2010, a redemption premium of up to $100 per share. After deducting underwriting discounts and commissions and other offering costs, the Investment REITs raised aggregate net proceeds of approximately $57.

As of December 31, 2006, an aggregate of approximately $27 had been distributed to preferred shareholders.

9.              Financial Instruments: Derivatives and Hedging

The RLJ Funds employ interest rate swaps to hedge against interest rate fluctuations. Unrealized gains and losses are reported in other comprehensive income with no effect recognized in earnings as long as the characteristics of the swap and the hedged item are closely matched. The ineffective portion of all hedges is recognized in earnings in the current period. As of December 31, 2006 and 2005, the RLJ Funds have entered into the following interest rate swaps:

				Fair Value at December 31,
Hedge Type	Value	Interest Rate	Maturity	2006	2005
Swap-cash flow	$51,700	3.38%	10/1/2007	$—	$1,218
Swap-cash flow	27,500	3.25%	11/4/2007	501	750
Swap-cash flow	14,400	4.46%	4/20/2008	134	84
Swap-cash flow	13,000	4.04%	7/1/2008	215	217
Swap-cash flow	25,000	4.87%	7/19/2008	88	(58)
Swap-cash flow	3,280	5.66%	7/19/2008	(29)	n/a
Swap-cash flow	14,280	4.67%	9/1/2008	116	21
Swap-cash flow	7,120	4.50%	9/1/2008	71	40
Swap-cash flow	10,500	4.70%	10/7/2008	69	5
Swap-cash flow	13,910	4.71%	10/26/2008	90	3
Swap-cash flow	27,495	4.75%	10/28/2008	—	(27)
Swap-cash flow	44,000	4.99%	11/4/2008	58	(335)
Swap-cash flow	6,180	4.86%	11/28/2008	22	(28)
Swap-cash flow	11,500	4.99%	12/7/2008	13	(88)
Swap-cash flow	7,500	5.14%	3/9/2009	(27)	n/a
Swap-cash flow	15,500	5.25%	5/1/2009	(85)	n/a
Swap-cash flow	10,600	5.33%	8/11/2009	(112)	n/a
	$303,465			$1,124	$1,802

As of December 31, 2006 and 2005, there was approximately $1.1 million and $1.9 million, respectively, in unrealized gains included in accumulated other comprehensive income, a component of shareholders’ equity, related to interest rate hedges that are effective in offsetting the variable cash flows. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, there was approximately $98 in unrealized gains, $58 in unrealized losses and zero, respectively, recognized in earnings related to hedges that were ineffective in offsetting the variable cash flows.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

Over time, the unrealized gains and losses reported in accumulated other comprehensive income/loss will be reclassified to earnings. The unrealized gains and losses are reclassified to earnings during the same period the associated hedged items are also recognized in earnings. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds reclassified $1.7 million, $280 and $99, respectively, of accumulated other comprehensive income to earnings as interest expense in conjunction with interest rate swaps. The RLJ Funds anticipate reclassifying approximately $1.5 million of the unrealized gains to interest expense over the next twelve months.

10.  Organization Costs

During 2004, the RLJ Funds incurred $857 of organization costs in direct connection with the formation of the RLJ Funds. These fees include legal and accounting fees, document preparation fees, personnel expenses and other expenses customary to the formation of a partnership. Organization costs are expensed in the year incurred and therefore have a one-time negative impact on net income. The following is a reconciliation of net loss to net loss excluding the effect of one-time organization costs for the period from inception (August 26, 2004) to December 31, 2004:

Net loss	$(1,489)
One-time organization costs	857
Net loss excluding the effect of one-time organization costs	$(632)

11.  Advisory Fees

Pursuant to the terms of the LPAgreements, the General Partner is entitled to receive annual advisory fees directly from the limited partners in consideration for the General Partner providing and managing the day-to-day operations and expenditures of the RLJ Funds, as specifically detailed in the LP Agreements. Total advisory fees due to the General Partner from limited partners for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 were approximately $3.9 million, $3.9 million and $752, respectively. As of December 31, 2006, all current advisory fees due had been paid. As the combined consolidated financial statements of the RLJ Funds do not include the transactions of the General Partner or any limited partners, none of the advisory fee income, advisory fee expense, advisory fee receivable or advisory fee payable is reflected in these financial statements.

12.  Related Party Transactions

During 2005, the RLJ Funds paid RLJ Development, LLC, an affiliate of the General Partner, $41 to satisfy the related party obligation from the previous year.

During the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $6.0 million, $2.3 million and $86, respectively, to affiliates of Marriott International, a related party through its limited partnership interest. As of December 31, 2006 and 2005,

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

the RLJ Funds had amounts due from affiliates of Marriott International of $1.0 million and $162, respectively.

During the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $7.0 million, $1.0 million and zero, respectively, to affiliates of Hilton Hotels Corporation, a related party through its limited partnership interest. As of December 31, 2006 and 2005, the RLJ Funds owed affiliates of Hilton Hotels Corporation $238 and $131, respectively.

As of December 31, 2006, no employment, service, maintenance or reimbursable contracts exist between the RLJ Funds and any related party.

13.  Income Taxes

The Investment REITs have elected to be taxed as REITs under Sections 856 through 860 of the Code, commencing with their taxable years ended December 31, 2004. To qualify as a REIT, the Investment REITs must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the Investment REITs’  qualification for taxation as REITs. As REITs, the Investment REITs generally will not be subject to federal corporate income tax on that portion of net income that is currently distributed to shareholders. If the Investment REITs fail to qualify for taxation as REITs in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as REITs for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. The REIT Sub is a wholly-owned taxable REIT subsidiary of the RLJ Funds and, as such, is required to pay income taxes at the applicable rates.

The following schedule reconciles GAAP net income and tax basis income for the Investment REITs for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

	For the years ended		For the period from August 26, 2004 through
	December 31,		December 31,
	2006	2005	2004
Consolidated GAAP net income	$86,327	$1,901	$(1,660)
Add: REIT Sub’s GAAP net loss	4,570	1,657	475
Add: RLJ Funds GAAP net loss	8	3	870
Investment REIT’s net income	90,905	3,561	(315)
Add: investment REIT’s book depreciation and amortization	10,912	6,327	345
Less: Investment REIT’s tax depreciation and amortization	(10,787)	(5,900)	(233)
Other book/tax differences, net	(161)	32	(19)
Adjusted taxable income subject to the 90% distribution requirement	$90,869	$4,020	$(222)

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

The following is a reconciliation between cash distributions paid on preferred shares and to the RLJ Funds and the dividends paid deduction for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

	For the years ended December 31,		For the period from August 26, 2004 through December 31,
	2006	2005	2004
Cash distributions to RLJ Funds	$157,431	$3,561	—
Cash dividends paid on preferred shares	14	13	—
Dividends paid in 2006, deducted in 2005	—	446	—

Dividends paid deduction	$157,445	$4,020	—

For federal income tax purposes, the cash distributions paid to the preferred shareholders and to the RLJ Funds may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains.

The following characterizes partner distributions made to the RLJ Funds and per preferred share for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

					For the period from August 26, 2004 through
	For the years ended December 31,				December 31,
	2006		2005		2004
	$	%	$	%	$	%
Partner distributions
Ordinary income	$14,116	9%	$4,007	100%	$—	—
Return of capital	66,570	42%	—	—	—	—
Capital gains	76,745	49%	—	—		—
	$157,431	100%	$4,007	100%	$—	—
Preferred distributions
Ordinary income	1	9%	13	100%	—	—
Return of capital	6	42%	—	—	—	—
Capital gains	7	49%	—	—	—	—
	$14	100%	$13	100%	$—	—

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

The following is a reconciliation of the deferred tax asset as of December 31, 2006 and 2005:

	For the years ended December 31,
	2006	2005
Temporary differences
Property and equipment	$(527)	$92
Intangible asset	(1,055)	(1,133)
Prepaid expenses	(262)	(253)
Allowance for doubtful accounts	114	74
Incentive and vacation accrual	331	158
Inventory basis difference	6	14
Deferred revenue	1,214	1,159
Net operating loss carryforwards	3,188	1,015
	3,009	1,126
Valuation allowance	(3,009)	(1,126)
Net deferred tax asset	$—	$—

The ability to carry forward the net operating losses will expire in 2024 and 2026 if not utilized by then. Management cannot reasonably estimate the likelihood that the deferred tax net assets will be realized before termination of the RLJ Funds and therefore has recorded a valuation allowance for the entire balance of the net deferred tax asset.

A reconciliation of the statutory Federal tax provision (benefit) to our income tax provision (benefit) is as follows (in thousands):

	Year Ended	Year Ended	Period from August 26,
	December 31, 2006	December 31, 2005	December 31, 2004

Statutory Federal tax provision (benefit) (@34%)	$(2,649)	$(991)	$(1,443)

State income tax provision (benefit), net of Federal tax benefit 4.62%	(360)	(135)	(196)

Valuation Allowance	3,009	1,126	1,639

Income tax provision (benefit)	$—	$—	$—

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

As a result of the acquisition of the Hilton Garden Inn Downtown Washington D.C., the RLJ Funds may realize a future tax benefit associated with tax goodwill in excess of book goodwill associated with the acquisition. In accordance with FAS 109, “Accounting for Income Taxes,” that tax benefit may create additional book goodwill of up to $1.2 million to the extent that realization of the future benefit from the excess tax deductible goodwill is considered more likely than not to be realized. The RLJ Funds will only recognize the benefit when realized on future tax returns and will apply the benefit first to reduce book goodwill associated with the acquisition to zero and second to reduce income tax expense.

14.  Comprehensive Income

For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, comprehensive income (loss) was approximately $85.6 million, $3.4 million and $(1.3) million, respectively. As of December 31, 2006, 2005 and 2004, the RLJ Funds’ accumulated other comprehensive income was approximately $1.1 million, $1.9 million and $359, respectively. The accumulated other comprehensive income was entirely due to the RLJ Funds’ unrealized gains on its interest rate derivative instruments. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds reclassified $1.7 million, $280 and $99, respectively, of accumulated other comprehensive income to interest expense.

15.  Supplemental Information to Statements of Cash Flows

	For the years ended		For the period from August 26, 2004 through
	December 31,		December 31,
	2006	2005	2004
Interest paid	$21,830	$10,398	$153
Supplemental non-cash transactions:
In conjunction with the hotel acquisitions, the RLJ Funds assumed the following assets and liabilities:
Purchase of real estate	$90,001	$440,713	122,371
Other assets	1,576	9,108	1,128
Other liabilities	(2,925)	(22,296)	(1,373)
Mortgages assumed with acquisitions	—	(19,316)	—

Acquisition of hotel properties	$88,652	$408,209	$122,126

In conjunction with the hotel dispositions, the RLJ Funds disposed of the following assets and liabilities:
Sale of real estate	$149,989	$—	$—
Other assets	652	—	—
Other liabilities	(1,079)	—	—
Gain on sale of properties	76,418	—	—
Disposition of hotel properties	$225,980	$—	$—
Capital Expenditures in Accounts Payable	$—	$—	$15
Change in fair market value of interest rate swaps	$(874)	$1,501	$359

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.
Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the

period from August 26, 2004 through December 31, 2004
(Dollars in thousands, except per share data)

16.  Subsequent Events

On January 18, 2007, the RLJ Funds issued a capital call notice to partners calling an aggregate contribution of $975 in advisory fees for the first quarter of 2007 payable to the General Partner.

On February 14, 2007, the RLJ Funds distributed an aggregate of $14.0 million to partners.

RLJ Urban Lodging Fund, L.P. and

RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Financial Statements

As of September 30, 2007 and December 31, 2006, and for the nine months ended September 30, 2007 and 2006

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Table of Contents

As of September 30, 2007 and December 31, 2006, and for the nine months ended September 30, 2007 and 2006

Page(s)

Combined Consolidated Financial Statements (unaudited)

Combined Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006	F-34

Combined Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006	F-35

Combined Consolidated Statement of Changes in Partners’ Equity for the nine months ended September 30, 2007	F-36

Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006	F-37

Notes to Combined Consolidated Financial Statements	F-38 through F-46

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Balance Sheets (Unaudited)

September 30, 2007 and December 31, 2006

(Dollars in thousands)

	September 30,	December 31,
	2007	2006
Assets
Investment in hotel properties, net	$602,426	$514,732
Assets of hotels sold	—	328
Cash and cash equivalents	15,238	20,023
Restricted cash reserves	10,121	8,897
Hotel receivables, net of allowance of $35 and $35, respectively	7,060	3,184
Deferred financing costs, net	1,783	2,059
Prepaid expenses and other assets	3,388	4,851
Total assets	$640,016	$554,074
Liabilities and Partners’ Equity
Borrowings under credit facility	$5,026	$1,696
Mortgage loans	412,034	350,196
Liabilities of hotels sold	—	156
Accounts payable and accrued expenses	18,820	15,823
Advance deposits	644	372
Accrued interest	2,375	1,711
Preferred distributions payable	3	3
Total liabilities	438,902	369,957
Partners’ Equity
Partners’ capital	107,685	96,435
Series A preferred shares, no par value, 12.5%, 220 shares authorized, issued and outstanding	57	57
Accumulated other comprehensive income (loss)	(1,823)	1,084
Retained earnings	95,195	86,541
Total partners’ equity	201,114	184,117

Total liabilities and partners’ equity	$640,016	$554,074

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Operations (Unaudited)

For the nine months ended September 30, 2007 and 2006

(Dollars in thousands)

	For the nine months ended
	September 30,
	2007	2006
Revenue
Hotel operating revenue
Room revenue	$101,770	$78,204
Food and beverage revenue	12,231	11,014
Other operating department revenue	4,420	3,796
Total hotel operating revenue	118,421	93,014

Other income	811	1,136
Total revenue	119,232	94,150
Expense
Hotel operating expense
Room	20,850	16,964
Food and beverage	9,309	8,489
Other direct	2,270	1,961
Other indirect	36,464	29,015
Total hotel operating expense	68,893	56,429

Depreciation and other amortization	16,841	12,440
Real estate and personal property tax, ground rent and insurance	5,834	4,844
General and administrative	952	759
Total operating expense	92,520	74,472

Operating income	26,712	19,678

Other income/(expense)	(35)	18
Interest income	524	308
Interest expense	(18,785)	(15,707)

Income before discontinued operations	8,416	4,297

Income from discontinued operations including 2006 gain on sale of $5.4M	248	9,709

Net income	8,664	14,006

Distributions to preferred shareholders	(10)	(10)

Net income available to partners	$8,654	$13,996

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statement of Changes in Partners’ Equity (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands)

	Partners’ capital	Preferred shares	Accumulated other comprehensive income (loss)	Retained earnings	Total partners’ equity
Balance at December 31, 2006	$96,435	$57	$1,084	$86,541	$184,117

Components of comprehensive income:
Net income	—	—	—	8,664	8,664
Reclassification adjustment for losses included in net income	—	—	(35)	—	(35)
Net unrealized loss on interest rate derivatives	—	—	(2,872)	—	(2,872)
Total comprehensive income					5,757
Partners’ contributions	36,650	—	—	—	36,650
Partners’ distributions	(25,400)	—	—	—	(25,400)
Distributions to preferred shareholders	—	—	—	(10)	(10)
Balance at September 30, 2007	$107,685	$57	$(1,823)	$95,195	$201,114

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Cash Flows (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands)

	For the nine months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$8,664	$14,006
Adjustments to reconcile net income to cash flow provided by operating activities
Gain on sale of property	—	(5,351)
Depreciation and amortization	16,841	14,913
Amortization of deferred financing costs	828	956
Unrealized loss/(gain) on interest rate swaps	35	(18)
Changes in assets and liabilities:
Hotel receivables, net	(3,702)	(280)
Prepaid expenses and other assets	(848)	1,132
Accounts payable and accrued expenses	2,754	(3,202)
Preferred distributions payable	—	3
Funding of real estate tax and insurance escrows, net	(193)	(341)
Advance deposits	220	580
Accrued interest	664	361
Net cash flow provided by operating activities	25,263	22,759
Cash flows from investing activities:
Acquisition of hotel properties, net of cash acquired	(89,536)	(88,212)
Pre-acquisition costs	—	(140)
Improvements and additions to hotel properties	(15,340)	(27,843)
Proceeds from sale of properties	—	14,383
Funding of restricted cash reserves, net	(1,031)	(3,546)
Net cash flow used in investing activities	(105,907)	(105,358)
Cash flows from financing activities:
Borrowings under credit facility	56,195	77,645
Repayments under credit facility	(52,865)	(80,886)
Proceeds from mortgage loans	62,589	77,634
Payment of mortgage principal	(751)	(400)
Proceeds from partner contributions	36,650	45,475
Payment of limited partner distributions	(25,400)	(34,432)
Payment of preferred shareholder distributions	(7)	(7)
Payment of deferred financing costs	(552)	(1,076)
Net cash flow provided by financing activities	75,859	83,953
Net change in cash and cash equivalents	(4,785)	1,354
Cash and cash equivalents, beginning of period	20,023	15,657
Cash and cash equivalents, end of period	$15,238	$17,011

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

1.     Organization

RLJ Urban Lodging Funds (the “RLJ Funds”) comprises RLJ Urban Lodging Fund, L.P. (the “Initial Fund”), which was formed in the state of Delaware on August 26, 2004, and RLJ Urban Lodging Fund (P.F. #1), L.P. (the “Parallel Fund”), which was formed in the state of Delaware on November 4, 2004. The General Partner of the RLJ Funds is RLJ Capital Partners, LLC (the “General Partner”), a Delaware corporation. The RLJ Funds will continue until October 22, 2011, unless sooner dissolved pursuant to the terms of the Partnership Agreements or by operation of law. The terms of the partnerships may be extended one year by the General Partner with the consent of the limited partners.

The RLJ Funds were formed to acquire, own, hold for investment and ultimately dispose of upscale, focused or limited-service hotels and compact full-service hotels serving urban markets in the United States of America, Canada and Puerto Rico. The Parallel Fund was organized to operate identically to the Initial Fund, sharing ratably in all investments. The Initial Fund and the Parallel Fund are separate companies that do not have ownership interest in each other; however, through their respective wholly-owned subsidiaries, they jointly own a 100% interest in RLJ Urban Lodging Master, LLC (the “Master Company”).

The Initial Fund owns a 100% interest in RLJ Urban Lodging REIT, LLC (the “Initial REIT”). The Initial REIT is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Parallel Fund owns a 100% interest in RLJ Urban Lodging REIT (P.F. #1), LLC (the “Parallel REIT”). The Parallel REIT is a real estate investment trust as defined in the Code. The Initial REIT and the Parallel REIT are collectively referred to as the “Investment REITs.”

Each investment made by the RLJ Funds is made through the Investment REITs. The Investment REITs make investments through the Master Company, which was organized in the state of Delaware on November 16, 2004. The Initial REIT and the Parallel REIT each own a percentage of the Master Company in proportion to the capital contributions made to the Initial Fund and the Parallel Fund, respectively. Together, the Investment REITs own a 100% interest in the Master Company. Substantially all of the RLJ Funds’ and Investment REITs’ assets are held by, and all of their operations are conducted through, the Master Company or a wholly-owned subsidiary of the Master Company.

The RLJ Funds had no operations prior to October 22, 2004, at which time the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (the “LP Agreement”) became effective. On December 1, 2004, the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (P.F. #1) (the “LP PF1 Agreement”) became effective. Collectively, both agreements are referred to as the “LP Agreements.” On December 17, 2004, March 31, 2005 and April 5, 2005 (final close), the Initial Fund completed subsequent closings, admitting additional limited partners to the partnership.

As of September 30, 2007, the RLJ Funds owned interests in 22 hotels with 4,061 suites/rooms located in Alabama, Arizona, Colorado, Georgia, Illinois, Maryland, Massachusetts, New Jersey,  New York, Ohio, Texas and the District of Columbia. The RLJ Funds, through wholly-owned subsidiaries, own 100% equity interests in all of the hotels. All of the hotels are leased to the Master Company’s taxable REIT subsidiary, RLJ Urban Lodging REIT Sub, Inc. (the “REIT Sub”), or a wholly-owned subsidiary of the REIT Sub. Each hotel is leased under a participating lease that

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

provides for rental payments equal to the greater of (i) a base rent or (ii) a percentage rent based on hotel revenues. Lease revenue from the REIT Sub and its wholly-owned subsidiaries is eliminated in consolidation. An independent hotel operator manages each hotel.

2.     Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The combined consolidated financial statements include the accounts of the RLJ Funds and their wholly-owned subsidiaries (the Investment REITs, the Master Company and its subsidiaries and the REIT Sub and its subsidiaries). All significant inter-company balances and transactions have been eliminated in consolidation.

The Initial Fund and the Parallel Fund are separate entities that do not have ownership interest in each other but are under the common control of the General Partner and, likewise, the Initial REIT and the Parallel REIT are separate companies that do not have ownership interest in each other. The consolidated financial statements of the Initial Fund and the Parallel Fund have been combined based on their common control and to provide useful information regarding the combined and shared businesses and operations of the RLJ Funds.

The accompanying combined consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, necessary for the fair statement of the accompanying combined consolidated financial statements have been included.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for the first fiscal year beginning after November 15, 2007.  The RLJ Funds do not believe adoption of SFAS 159 will have a material impact on the RLJ Funds’ results of operations or cash flows.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting for Parent Companies and Equity Method Investors for Investments in Investment Companies.” This SOP provides guidance for determining whether an entity is within the

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

scope of the AICPA Audit and Accounting Guide Investment Companies (the “Guide”). Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The provisions of this SOP as originally proposed are effective on January 1, 2008, however the Financial Accounting Standards Board (“FASB”) has proposed to indefinitely defer the effective date of SOP 07-1, and such deferral is currently pending. The RLJ Funds are currently evaluating this new guidance and have not determined whether they will be required to apply the provisions of the Guide in presenting the financial statements.

3.     Discontinued Operations

Effective December 8, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Lincoln Suites hotel, which was acquired in August of 2005, with expected net sales proceeds of approximately $14.5 million. The asset was classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the asset of $300, comprised primarily of hotel operating revenues, and loss before income tax expense related to the asset of $51 for the nine months ended September 30, 2006 are included in discontinued operations. On February 7, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Lincoln Suites hotel for $14.5 million, resulting in a gain of approximately $5.4 million.

Effective July 21, 2006, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport hotels with expected net sale proceeds of approximately $215.0 million. The assets were classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the assets of approximately $31.5 million comprised primarily of hotel operating revenues, and income before income tax expense related to the assets of $4.4 million for the nine months ended September 30, 2006 are included in discontinued operations. Prior year amounts in the statements of operations have been reclassified to conform to the current presentation. On October 4, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport hotels for $215.0 million, resulting in a gain of approximately $71.0 million.

The RLJ Funds allocate interest expense to discontinued operations for debt that is to be assumed or required to be repaid as a result of the disposal transaction. The RLJ Funds allocated $4.3 million in interest expense to discontinued operations for the nine months ended September 30, 2006. The RLJ Funds allocated no interest expense to discontinued operations during 2007.

4.      Acquisition of Hotel Properties

On June 20, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 179-room Hilton Garden Inn Burlington hotel for a total cost of approximately $23.2 million.  The hotel is located in Burlington, Massachusetts.  Urgo Hotels has been engaged to manage the hotel.

On June 26, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 117-room Hilton Garden Inn San Antonio hotel for a total cost of approximately $15.8 million.  The hotel is located in San Antonio, Texas.  White Lodging Services has been engaged to manage the

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

hotel.  The acquisition was financed using proceeds from a mortgage of approximately $10.4 million and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 203-room Courtyard Newark Elizabeth hotel for a total cost of $23.3 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage of approximately $16.0 million that is collateralized by the hotel and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 198-room Residence Inn Newark Elizabeth hotel for a total cost of $26.9 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage of $17.7 million that is collateralized by the hotel and borrowings on the credit facility.

5.     Investment in Hotel Properties

Investment in hotel properties as of September 30, 2007 and December 31, 2006, consisted of the following:

	September 30,	December 31,
	2007	2006
Land	$84,547	$71,827
Buildings and improvements	480,458	408,724
Furniture, fixtures and equipment	77,584	57,503
	642,589	538,054
Accumulated depreciation	(40,163)	(23,322)
Investment in hotel properties, net	$602,426	$514,732

Total depreciation expense for the nine months ended September 30, 2007 was approximately $16.8 million and includes an out-of-period revision to reduce depreciation expense by approximately $693,000 to adjust for an incorrect prior period depreciable life assignment for certain hotel improvements.  The Company does not believe this adjustment is material to the combined consolidated financial statements for the nine month period ended September 30, 2007 or the year ended December 31, 2006, and as a result, has not restated its combined consolidated financial statements for the year ended December 31, 2006.

6.    Long-Term Debt

Credit facility

The RLJ Funds, through wholly-owned subsidiaries, maintain a credit facility that provides for borrowings of up to the lesser of (1) $45.0 million or (2) $45 million less (i) 90% of their unfunded equity commitments of included investors and (ii) total outstanding letters of credit exposures and draws. The credit facility is collateralized by the partners’ committed and uncalled capital of the RLJ Funds and is guaranteed by the RLJ Funds. The credit facility matured on October 27, 2006. Effective September 25, 2006, the RLJ Funds exercised their option to extend the credit facility for one additional year, extending the credit facility maturity date to October 27, 2007.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

Effective September 25, 2006, the RLJ Funds exercised their option to extend the credit facility for one additional year, extending the credit facility maturity date to October 27, 2007.

Borrowings under the credit facility bear interest at variable rates equal to the London InterBank Offered Rate (“LIBOR”) plus a margin of 0.875%. For the nine months ended September 30, 2007, the weighted average interest rate for borrowings under the credit facility was approximately 6.2%. For the nine months ended September 30, 2006, the weighted average interest rate for borrowings under the credit facility was approximately 6.0%. The RLJ Funds incurred interest expense related to the credit facility of approximately $562 for the nine months ended September 30, 2007. Interest expense for the nine months ended September 30, 2006, was approximately $478. Additionally, there is an unused commitment fee of 0.175% of the unused portion of the credit facility. The RLJ Funds incurred an unused commitment fee of approximately $39 for the nine months ended September 30, 2007. For the nine months ended September 30, 2006, the unused commitment fee incurred was approximately $103. At September 30, 2007 and December 31, 2006, respectively, the RLJ Funds had approximately $5.0 million and $1.7 million in outstanding borrowings under the credit facility. At September 30, 2007 and December 31, 2006, respectively, the RLJ Funds had approximately $16.5 million and $40.6 million available for borrowing.

Mortgage Loans

As of September 30, 2007 and December 31, 2006, the RLJ Funds are subject to the following mortgage loans:

		Interest rate at				Principal balance at
		September 30,		Date of	Maturity	September 30,	December 31,
Property	Lender	2007		borrowing	date	2007	2006
Doubletree Hotel Washington D.C.	Wells Fargo	5.75%	(i) (vi)	4/4/2004	11/4/2007	$26,398	$26,702
Courtyard Fort Meade at National Business Park	Wells Fargo	6.84%	(i) (viii)	4/20/2005	4/20/2008	14,400	14,400
Hilton Suites Phoenix	Capmark	5.41%	(vii)	6/14/2005	7/1/2010	23,134	23,200
Embassy Suites Hotel Cleveland-Beachwood	Capmark	5.41%	(vii)	6/14/2005	7/1/2010	15,456	15,500
Marriott Chicago at Medical District/UIC	Capmark	5.54%	(i) (v)	7/7/2005	7/7/2008	13,000	13,000
Atlanta Marriott Century Center	Wells Fargo	6.52%	(ii) (v)	9/9/2005	9/1/2008	16,705	16,705
Hilton Garden Inn Downtown Washington D.C.	Wachovia Securities	5.45%	(ix)	9/15/2005	9/15/2015	61,000	61,000
Hampton Inn & Suites Denver Downtown	Capmark	6.69%	(i) (v)	12/2/2005	1/9/2009	11,880	11,880
Residence Inn Inner Harbor	Capmark	6.11%	(i) (v)	7/19/2006	8/9/2008	28,280	28,280
Courtyard Birmingham Downtown UAB	Capmark	6.45%	(iii) (v)	10/14/2005	10/17/2008	10,500	10,500
Embassy Suites Hotel Baltimore-North	Wells Fargo	6.61%	(iv) (v)	10/26/2005	10/26/2008	13,943	12,991
Residence Inn Poughkeepsie	Capmark	6.20%	(i) (v)	11/6/2005	12/9/2008	13,350	13,350
Residence Inn by Marriott Boston/Cambridge	Capmark	6.74%	(i) (v)	10/4/2005	11/4/2008	44,000	44,000
Hilton Garden Inn Colorado Springs	Capmark	5.99%	(v)	2/1/2006	3/1/2011	8,850	8,850
Doubletree Guest Suites Atlanta-Galleria	Wells Fargo	6.94%	(i) (v)	3/16/2006	3/16/2009	9,599	7,712
Homewood Suites Near the Galleria	Capmark	7.00%	(i) (v)	5/22/2006	5/22/2009	15,500	15,500
Hyatt Place Boston/Medford	Capmark	7.10%	(i) (v)	8/11/2006	8/11/2009	10,610	10,610
Courtyard Fort Worth Downtown/Blackstone	Capmark	6.93%		8/25/2006	12/1/2013	15,751	16,016
Hilton Garden Inn Burlington	Wells Fargo	6.93%	(i) (v)	6/10/2007	6/20/2010	15,528	n/a
Hilton Garden Inn San Antonio	Capmark	6.73%	(i) (v)	6/26/2007	6/26/2010	10,420	n/a
Courtyard Newark Elizabeth	Capmark	6.89%	(i) (v)	7/19/2007	8/9/2010	16,030	n/a
Residence Inn Newark Elizabeth	Capmark	6.89%	(i) (v)	7/19/2007	8/9/2010	17,700	n/a
						$412,034	$350,196

(i)           Variable interest rate that is effectively fixed by a swap agreement.

(ii)          Variable interest rate; $7.3 million is effectively fixed by a swap agreement.

(iii)         Variable interest rate; $10.5 million is effectively fixed by a swap agreement

(iv)         Variable interest rate; $11.2 million is effectively fixed by a swap agreement.

(v)          Monthly interest only with no principal reductions.

(vi)         Monthly interest only payments through 2006; quarterly principal payments due thereafter.

(vii)        Monthly interest only payments through July 2007; monthly principal payments due thereafter.

(viii)       Monthly interest only payments through June 2008; quarterly principal payments due thereafter.

(ix)         Monthly interest only payments through September 2010; monthly principal payments due thereafter.

Each mortgage loan is collateralized by the respective property, and all of the mortgage loans allow for prepayment without penalty after the first 12 to 60 months of the term.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

Each mortgage agreement is subject to customary financial covenants. As of September 30, 2007 and December 31, 2006, the RLJ Funds were in compliance with all required debt covenants and related amendments.

7.     Commitments and Contingencies

Ground Leases

The Courtyard Birmingham Downtown UAB hotel and the Atlanta Marriott Century Center hotel are subject to ground leases with terms extending out to 2033 and 2058, respectively. Ground lease expense for the nine months ended September 30, 2007 and 2006 was $86 and $59, respectively.

Restricted Cash Reserves

The RLJ Funds are obligated to maintain reserve funds for capital expenditures at the hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements and/or mortgage agreements. The management agreements and/or mortgage agreements require the RLJ Funds to reserve restricted cash ranging from 2% to 5% of the individual hotel’s revenues and maintain the reserves in restricted cash reserve escrows. Amounts will be capitalized as incurred. Any unexpended amounts will remain the property of the RLJ Funds upon termination of the management agreements. Additionally, some mortgage agreements require the RLJ Funds to reserve restricted cash for the periodic payment of real estate taxes and insurance. As of September 30, 2007 and December 31, 2006, respectively, approximately $10.1 million and $8.9 million was available in restricted cash reserves for future capital expenditures, real estate taxes and insurance.

Completion Commitment

The RLJ Funds, through wholly-owned subsidiaries, are subject to approximately $4.3 million in completion guarantees with a mortgage holder guarantying the payment of certain future hotel renovations. The RLJ Funds anticipate that these hotel renovations will be complete and the guarantees will be terminated by late-2008.

Litigation

Neither the RLJ Funds nor any of its subsidiaries are currently involved in any regulatory or legal proceedings that management believes will have a material adverse effect on the financial position, operations or liquidity of the RLJ Funds.

8.     Partners’ Equity

Partners’ Capital

As of September 30, 2007, partners had made aggregate capital contributions of approximately $294.1 million. In addition, $11.5 million of advisory fees, which reduce limited partner capital commitments, have been paid by the limited partners to the General Partner. Accordingly, 96.9% of total capital commitments have been deployed. As of September 30, 2007, the RLJ Funds had made aggregate distributions to partners of approximately $186.4 million.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

As of September 30, 2007, the General Partner had a capital account balance of $239.

Series A Preferred Shares

On January 19, 2005, the Investment REITs (through the Initial REIT and the Parallel REIT) completed two private offerings of 110 shares each (220 shares in the aggregate) of 12.5% cumulative non-voting preferred shares for an aggregate amount of $110. The shares have no par value and have a liquidation value of $500 per share. Dividends are paid semi-annually on June 30 and December 31. The shares are redeemable by the Initial REIT and the Parallel REIT, respectively, for the liquidation value plus accumulated and unpaid dividends plus, if redeemed before 2010, a redemption premium of up to $100 per share. After deducting underwriting discounts and commissions and other offering costs, the Investment REITs raised aggregate net proceeds of approximately $57.

As of September 30, 2007, an aggregate of approximately $37 had been distributed to or was payable to preferred shareholders.

9.     Financial Instruments: Derivatives and Hedging

The RLJ Funds employ interest rate swaps to hedge against interest rate fluctuations. Unrealized gains and losses are reported in other comprehensive income with no effect recognized in earnings as long as the characteristics of the swap and the hedged item are closely matched. The ineffective portion of all hedges is recognized in earnings in the current period. As of September 30, 2007 and December 31, 2006, the RLJ Funds have entered into the following interest rate swaps:

				Fair Value at
	Notional	Swap		September 30,	December 31,
Hedge type	value	interest rate	Maturity	2007	2006
Swap-cash flow	27,125	3.25%	11/4/2007	$99	$501
Swap-cash flow	14,400	4.46%	4/20/2008	42	134
Swap-cash flow	13,000	4.04%	7/1/2008	82	215
Swap-cash flow	25,000	4.87%	7/19/2008	(20)	88
Swap-cash flow	3,280	5.66%	7/19/2008	(24)	(29)
Swap-cash flow	16,705	4.67%	9/1/2008	10	116
Swap-cash flow	7,120	4.50%	9/1/2008	16	71
Swap-cash flow	10,500	4.70%	10/7/2008	(1)	69
Swap-cash flow	13,910	4.71%	10/26/2008	(6)	90
Swap-cash flow	44,000	4.99%	11/4/2008	(167)	58
Swap-cash flow	6,180	4.86%	11/28/2008	(26)	22
Swap-cash flow	11,500	4.99%	12/7/2008	(51)	13
Swap-cash flow	10,173	5.14%	3/9/2009	(86)	(27)
Swap-cash flow	15,500	5.25%	5/1/2009	(175)	(85)
Swap-cash flow	13,200	5.33%	8/11/2009	(197)	(112)
Swap-cash flow	15,528	5.33%	6/20/2010	(320)	n/a
Swap-cash flow	10,420	5.33%	6/26/2010	(216)	n/a
Swap-cash flow	15,975	5.39%	7/18/2010	(362)	n/a
Swap-cash flow	18,346	5.39%	7/18/2010	(416)	n/a
	$291,862			$(1,818)	$1,124

As of September 30, 2007 and December 31, 2006, there was approximately $1.8 million in unrealized losses and $1.1 million in unrealized gains, respectively, included in accumulated other

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

comprehensive income, a component of shareholders’ equity, related to interest rate hedges that are effective in offsetting the variable cash flows. For the nine months ended September 30, 2007, there was approximately $35 in unrealized losses, recognized in earnings related to hedges that were ineffective in offsetting the variable cash flows.  For the nine months ended September 30, 2006, there was approximately $18 in unrealized gains recognized in earnings related to hedges that were ineffective.

Over time, the unrealized gains and losses reported in accumulated other comprehensive income will be reclassified to earnings. The unrealized gains and losses are reclassified to earnings during the same period the associated hedged items are also recognized in earnings. The RLJ Funds reclassified $1.2 million for the nine months ended September 30, 2007, and $1.3 million for the nine months ended September 30, 2006, of accumulated other comprehensive income to earnings as interest expense in conjunction with interest rate swaps. The RLJ Funds anticipate reclassifying approximately $1.0 million of the unrealized gains to interest expense over the next twelve months.

10.  Advisory Fees

Pursuant to the terms of the LP Agreements, the General Partner is entitled to receive annual advisory fees directly from the limited partners in consideration for the General Partner providing and managing the day-to-day operations and expenditures of the RLJ Funds, as specifically detailed in the LP Agreements. Total advisory fees due to the General Partner from limited partners for the nine months ended September 30, 2007 and 2006 were approximately $2.9 million. As of September 30, 2007, all advisory fees due had been paid. As the combined consolidated financial statements of the RLJ Funds do not include the transactions of the General Partner or any limited partners, none of the advisory fee income, advisory fee expense, advisory fee receivable or advisory fee payable is reflected in these financial statements.

11.  Comprehensive Income/Loss

For the nine months ended September 30, 2007, comprehensive income was approximately $4.2 million. For the nine months ended September 30, 2006, comprehensive income was approximately $14.8 million.  As of September 30, 2007 and December 31, 2006, the RLJ Funds’ accumulated other comprehensive income (loss) was approximately ($1.8) million and $1.1 million, respectively. The accumulated other comprehensive income (loss) was entirely due to the RLJ Funds’ unrealized gains and losses on its interest rate derivative instruments. For the nine months ended September 30, 2007, the RLJ Funds reclassified $1.2 million of accumulated other comprehensive income to interest expense.  For the nine months ended September 30, 2006, the RLJ Funds reclassified $1.3 million of accumulated other comprehensive income to interest expense.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands, except per share data)

12.                       Supplemental Information to Statements of Cash Flows

	For the nine months ended
	September 30,
	2007	2006

Interest paid	$18,578	$18,835

Supplemental non-cash transactions:

In conjunction with the hotel acquisitions, the RLJ Funds assumed the following assets and liabilities:
Purchase of real estate	$89,195	$90,000
Other assets	477	1,135
Other liabilities	(136)	(2,923)
Acquisition of hotel properties	$89,536	$88,212

In conjunction with the hotel dispositions, the RLJ Funds disposed of the following assets and liabilities:
Sale of real estate	$—	$(8,912)
Other assets	—	(239)
Other liabilities	—	119
Gain on sale of properties	—	(5,351)
Disposition of hotel properties	$—	$(14,383)

Change in fair market value of interest rate swaps	$2,907	$839

13.  Subsequent Events

On October 16, 2007,  the RLJ Funds entered into a merger agreement with Inland American Real Estate Trust, Inc. (“Inland”) to acquire the Master Company for $900.0 million to be paid by Inland as reduced by the Master Company’s existing debt and further adjusted as provided for in the Merger Agreement. Inland intends to assume approximately $383.8 million of Master Company’s existing indebtedness. Inland has paid a $100.0 million deposit against the purchase. This deposit is non-refundable except in certain circumstances. Additionally, the Master Company will give Inland a $5.0 million credit at closing to offset future property improvement costs.  The Company anticipates the transaction to close by February 15, 2008.

On October 17, 2007, the RLJ Funds issued a capital call notice to partners calling an aggregate contribution of $9.9 million, inclusive of $769 in advisory fees, payable to the General Partner.